Exhibit 99.1

                Advanta Reports Second Quarter Earnings


    SPRING HOUSE, Pa.--(BUSINESS WIRE)--July 24, 2003--Advanta Corporation (NASDAQ: ADVNB; ADVNA) today reported net income from core operations of $0.29 per diluted share for second quarter 2003 for Class A and Class B shares combined, in line with the Company's previously described expectations, as compared to $0.32 per diluted share for second quarter 2002. Advanta reported consolidated net income for the quarter of $4.3 million or $0.18 per diluted share for Class A and Class B shares combined as compared to net loss of $1.5 million or $0.06 per diluted share for the second quarter of 2002. Net income from core operations is a non-GAAP financial measure defined by the Company as net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of venture capital valuation adjustments, net of tax. Second quarter 2003 consolidated net income includes a $0.03 per diluted share asset valuation charge associated with the Company's venture capital portfolio and an $0.08 charge associated with discontinued operations.
    "Our strategic focus on high credit quality customers and strong asset quality continues to yield solid results," said Dennis Alter, Chairman and CEO. "At the same time, we are developing tools and services for small business that enable us to effectively meet our customer's needs, recently winning an award for our customer-centric website."
    Business Card results for the second quarter include an approximate 100 basis point decline in net principal charge-offs on managed receivables to 8.0% on an annualized basis as compared to 9.0% for the quarter ended June 30, 2002. Over 30 day delinquencies on managed receivables declined 31 basis points to 6.28% and over 90 day delinquencies on managed receivables decreased 17 basis points to 3.19% as compared to second quarter 2002. Business Card ended the quarter with managed receivables of $2.8 billion as compared to $2.2 billion at June 30, 2002. Net principal charge-offs on owned receivables declined approximately 65 basis points to 7.6% on an annualized basis for second quarter 2003 as compared to 8.2% for second quarter of 2002. Over 30 day delinquencies on owned receivables declined 64 basis points to 5.84% and over 90 day delinquencies on owned receivables decreased 34 basis points to 2.98% as compared to second quarter 2002. Owned Business Card receivables were $443 million at both June 30, 2003 and 2002.
    The Company continued its stock repurchase program bringing the total purchases to approximately 2,563,000 Class B shares and 177,000 Class A shares through July 23, 2003. The Company intends further stock repurchases under the remaining unused authorization of approximately 260,000 shares.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, July 24, 2003, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 480773. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or our statistical supplement, both available at www.advanta.com in the "About Advanta" section.

    About Advanta

    Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending, direct mail, and affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest income; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with customers, significant vendors and business partners; (11) difficulties or delays in the development, production, testing and marketing of products or services; (12) the amount and cost of financing available to the Company; (13) the ratings on the debt of the Company and its subsidiaries; (14) revisions to estimates associated with the discontinued operations of the Company's mortgage and leasing businesses; and (15) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that these non-GAAP financial measures used in managing the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.



                            ADVANTA CORP.
                       SEGMENT INCOME STATEMENT
                            (in thousands)

                          Three Months Ended
                             June 30, 2003
----------------------------------------------------------------------

                                  Advanta
                                 Business   Venture
                                   Cards    Capital   Other(A)  Total
                                 ---------  --------  -------  -------
Interest income                 $  23,007  $      1  $ 2,442  $25,450
Interest expense                   11,269       135    1,707   13,111
                                 ---------  --------  -------  -------
Net interest income                11,738      (134)     735   12,339
Provision for credit losses         9,555         0     (290)   9,265
                                 ---------  --------  -------  -------
Net interest income after
 provision for credit losses        2,183      (134)   1,025    3,074
Noninterest revenues:
   Securitization income           31,752         0        0   31,752
   Servicing revenues               9,873         0        0    9,873
   Other revenues, net             24,658    (1,242)   1,513   24,929
                                 ---------  --------  -------  -------
Total noninterest revenues         66,283    (1,242)   1,513   66,554
Expenses:
   Operating expenses              55,819     1,058      318   57,195
   Minority interest in income
    of consolidated subsidiary          0         0    2,220    2,220
                                 ---------  --------  -------  -------
Total expenses                     55,819     1,058    2,538   59,415
                                 ---------  --------  -------  -------
Income (loss) before income
 taxes                             12,647    (2,434)       0   10,213
Income tax expense (benefit)        4,869      (937)       0    3,932
                                 ---------  --------  -------  -------
Income (loss) from continuing
 operations                         7,778    (1,497)       0    6,281
Loss, net, on discontinuance of
 mortgage and leasing
 businesses, net of tax                 0         0   (1,968)  (1,968)
                                 ---------  --------  -------  -------
Net income (loss)               $   7,778  $ (1,497) $(1,968) $ 4,313
                                 =========  ========  =======  =======


                          Three Months Ended
                             June 30, 2002
----------------------------------------------------------------------

                                  Advanta
                                 Business   Venture
                                   Cards    Capital   Other(A)  Total
                                 ---------  --------  -------  -------
Interest income                 $  23,358  $      0  $ 2,877  $26,235
Interest expense                    8,775       181    3,413   12,369
                                 ---------  --------  -------  -------
Net interest income                14,583      (181)    (536)  13,866
Provision for credit losses        11,100         0      241   11,341
                                 ---------  --------  -------  -------
Net interest income after
 provision for credit losses        3,483      (181)    (777)   2,525
Noninterest revenues:
   Securitization income           30,023         0        0   30,023
   Servicing revenues               8,143         0        0    8,143
   Other revenues, net             22,921       (31)     109   22,999
                                 ---------  --------  -------  -------
Total noninterest revenues         61,087       (31)     109   61,165
Expenses:
   Operating expenses              50,008       567     (688)  49,887
   Minority interest in income
    of consolidated subsidiary          0         0    2,220    2,220
                                 ---------  --------  -------  -------
Total expenses                     50,008       567    1,532   52,107
                                 ---------  --------  -------  -------
Income (loss) before income
 taxes                             14,562      (779)  (2,200)  11,583
Income tax expense (benefit)        5,606      (300)    (847)   4,459
                                 ---------  --------  -------  -------
Income (loss) from continuing
 operations                         8,956      (479)  (1,353)   7,124
Loss, net, on discontinuance of
 mortgage and leasing
 businesses, net of tax                 0         0   (8,610)  (8,610)
                                 ---------  --------  -------  -------
Net income (loss)               $   8,956  $   (479) $(9,963) $(1,486)
                                 =========  ========  =======  =======

(A) Other includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments.



                            ADVANTA CORP.
                   SUPPLEMENTAL NON-GAAP DISCLOSURE
            ADVANTA BUSINESS CARDS MANAGED INCOME STATEMENT
                            (in thousands)

    In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. A reconciliation of these managed financial measures to the most directly comparable GAAP financial measures is included in this press release.



                                              Three Months Ended
                                         -----------------------------
                                           June 30,         June 30,
                                             2003             2002
                                         ------------     ------------
Interest income                         $    112,826     $    100,684
Interest expense                              20,953           18,151
                                         ------------     ------------
Net interest income                           91,873           82,533
Provision for credit losses                   56,140           48,876
                                         ------------     ------------
Net interest income after provision
   for credit losses                          35,733           33,657
Noninterest revenues                          32,733           30,913
                                         ------------     ------------
Risk-adjusted revenues (A)                    68,466           64,570
Operating expenses                            55,819           50,008
                                         ------------     ------------
Income before income taxes                    12,647           14,562
Income tax expense                             4,869            5,606
                                         ------------     ------------
Net income                              $      7,778     $      8,956
                                         ============     ============

Average managed business credit card
 receivables                            $  2,796,871     $  2,110,420

(A) Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.


                             ADVANTA CORP.
                              HIGHLIGHTS
                 (in thousands except per share data)

                                Three Months Ended     Percent Change
                            --------------------------      From
                            June 30, Mar. 31, June 30,  Prior  Prior
EARNINGS                      2003     2003     2002   Quarter  Year
----------------------------------------------------------------------
Basic income from continuing
 operations per common
 share:
  Class A                   $  0.25  $  0.22  $  0.27    13.6 % (7.4)%
  Class B                      0.27     0.25     0.29     8.0   (6.9)
  Combined (A)                 0.26     0.24     0.28     8.3   (7.1)
Diluted income from
 continuing operations per
 common share:
  Class A                      0.24     0.22     0.26     9.1   (7.7)
  Class B                      0.26     0.25     0.27     4.0   (3.7)
  Combined (A)                 0.26     0.24     0.27     8.3   (3.7)
Basic net income (loss) per
 common share:
  Class A                      0.16     0.22    (0.07)  (27.3)   N/M
  Class B                      0.19     0.25    (0.05)  (24.0)   N/M
  Combined (A)                 0.18     0.24    (0.06)  (25.0)   N/M
Diluted net income (loss)
 per common share:
  Class A                      0.16     0.22    (0.06)  (27.3)   N/M
  Class B                      0.18     0.25    (0.05)  (28.0)   N/M
  Combined (A)                 0.18     0.24    (0.06)  (25.0)   N/M

Return on average common
 equity                        5.30 %   7.32 %  (1.62)% (27.6)   N/M

Non-GAAP financial measure:
Diluted net income from core
 operations per combined
 common share (B)           $  0.29  $  0.25  $  0.32    16.0   (9.4)

COMMON STOCK DATA
----------------------------------------------------------------------
Weighted average common
 shares used to compute:
  Basic earnings per common
   share
    Class A                   9,151    9,183    9,144    (0.3)%  0.1 %
    Class B                  14,893   14,816   16,176     0.5   (7.9)
                             -------  -------  -------
    Total                    24,044   23,999   25,320     0.2   (5.0)
  Diluted earnings per
   common share
    Class A                   9,151    9,184    9,150    (0.4)   0.0
    Class B                  15,445   15,212   17,640     1.5  (12.4)
                             -------  -------  -------
    Total                    24,596   24,396   26,790     0.8   (8.2)

Ending shares outstanding
    Class A                   9,886   10,041   10,041    (1.5)  (1.5)
    Class B                  17,274   17,141   18,521     0.8   (6.7)
                             -------  -------  -------
    Total                    27,160   27,182   28,562    (0.1)  (4.9)

Stock price:
 Class A
   High                     $ 10.45  $  9.75  $ 14.55     7.2  (28.2)
   Low                         6.70     5.95    10.40    12.6  (35.6)
   Closing                     9.84     6.83    10.86    44.1   (9.4)
 Class B
   High                       11.00    10.20    14.04     7.8  (21.7)
   Low                         7.47     6.91    10.24     8.1  (27.1)
   Closing                     9.99     7.58    10.93    31.8   (8.6)

Cash dividends declared:
 Class A                      0.063    0.063    0.063     0.0    0.0
 Class B                      0.076    0.076    0.076     0.0    0.0

Book value per common share   13.41    13.30    14.20     0.8   (5.6)

(A) Combined represents a weighted average of Class A and Class B earnings per common share.

(B) Net income from core operations is a non-GAAP financial measure used by management, and includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of the venture capital valuation adjustments, net of tax. Management believes the analysis of net income from core operations provides useful supplemental information needed to make meaningful comparisons of our current results to prior and future periods. Venture capital valuation adjustments are excluded from results of core operations because of their volatility related to market conditions. Net income (loss) of the Other segment and results of discontinued operations are also excluded, if applicable, since they are not indicative of what is expected from our continuing businesses on a prospective basis. A reconciliation of non-GAAP net income from core operations to GAAP net income is included in this press release.

N/M - Not Meaningful


                            ADVANTA CORP.
                   BUSINESS CREDIT CARD STATISTICS
                            (in thousands)

                             Three Months Ended         Percent Change
                     -----------------------------------     From
                       June 30,    Mar. 31,    June 30,  Prior  Prior
                       2003 (A)    2003 (A)     2002    Quarter Year
                     ----------- ----------- -------------------------
Transaction volume  $1,677,804  $1,602,498  $1,305,479    4.7%  28.5%
Securitization
 volume (excluding
 replenishment
 sales)                 86,182     124,775     110,000  (30.9) (21.7)
Average managed
 receivables:
  Owned                506,200     515,452     472,010   (1.8)   7.2
  Securitized        2,290,671   2,171,815   1,638,410    5.5   39.8
                     ----------  ----------  ----------
  Managed (B)        2,796,871   2,687,267   2,110,420    4.1   32.5
Ending managed
 receivables:
  Owned                442,769     465,436     443,377   (4.9)  (0.1)
  Securitized        2,365,176   2,278,746   1,744,669    3.8   35.6
                     ----------  ----------  ----------
  Managed (B)        2,807,945   2,744,182   2,188,046    2.3   28.3

-------------------- ----------- ----------- -------------------------
CREDIT QUALITY -
 OWNED
--------------------
Receivables 90 days
 or more delinquent $   13,184  $   13,403  $   14,703
Receivables 30 days
 or more delinquent     25,839      27,846      28,739
As a percentage of
 gross receivables:
   Receivables 90
    days or more
    delinquent            2.98%       2.88%       3.32%   3.5% (10.2)%
   Receivables 30
    days or more
    delinquent            5.84        5.98        6.48   (2.3)  (9.9)
Net principal
 charge-offs:
   Amount           $    9,555  $    8,408  $    9,694
   As a percentage
    of average gross
    receivables
    (annualized)          7.55%       6.52%       8.22%  15.8   (8.2)

CREDIT QUALITY -
 SECURITIZED
--------------------
Receivables 90 days
 or more delinquent $   76,459  $   71,255  $   58,836
Receivables 30 days
 or more delinquent    150,380     146,570     115,500
As a percentage of
 gross receivables:
   Receivables 90
    days or more
    delinquent            3.23%       3.13%       3.37%   3.2%  (4.2)%
   Receivables 30
    days or more
    delinquent            6.36        6.43        6.62   (1.1)  (3.9)
Net principal
 charge-offs:
   Amount           $   46,585  $   45,475  $   37,776
   As a percentage
    of average gross
    receivables
    (annualized)          8.13%       8.38%       9.22%  (3.0) (11.8)

CREDIT QUALITY -
 MANAGED (B)
--------------------
Receivables 90 days
 or more delinquent $   89,643  $   84,658  $   73,539
Receivables 30 days
 or more delinquent    176,219     174,416     144,239
As a percentage of
 gross receivables:
   Receivables 90
    days or more
    delinquent            3.19%       3.08%       3.36%   3.6%  (5.1)%
   Receivables 30
    days or more
    delinquent            6.28        6.36        6.59   (1.3)  (4.7)
Net principal
 charge-offs:
   Amount           $   56,140  $   53,883  $   47,470
   As a percentage
    of average gross
    receivables
    (annualized)          8.03%       8.02%       9.00%   0.1  (10.8)

(A) Prior to October 1, 2002, the billing and recognition of interest and fees was discontinued when the related receivable became 90 days past due or upon notification of fraud, bankruptcy, death, hardship or credit counseling. Effective October 1, 2002, we continue to bill and recognize interest and fees on accounts when they become 90 days past due, and an additional allowance for receivable losses is established for the additional billings estimated to be uncollectible through a provision for interest and fee losses. The billing and recognition of interest and fees on fraudulent, bankrupt, deceased, hardship and credit counseling accounts is still discontinued upon receipt of notification of these events. Provisions for interest and fee losses are recorded as direct reductions to interest and fee income.

(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.



                             ADVANTA CORP.
 RECONCILIATION OF MANAGED INCOME STATEMENT AND BALANCE SHEET MEASURES
                      TO GAAP FINANCIAL MEASURES
                            (in thousands)

    In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.




                          Three Months Ended
                             June 30, 2003
----------------------------------------------------------------------
                                Advanta                      Advanta
                                Business                    Business
                                 Cards     Securitization     Cards
                                 GAAP        Adjustments     Managed
                                --------   --------------   ---------
INCOME STATEMENT MEASURES
Interest income                 $23,007        $89,819      $112,826
Interest expense                 11,269          9,684        20,953
Net interest income              11,738         80,135        91,873
Securitization income            31,752        (31,752)            0
Servicing revenues                9,873         (9,873)            0
Other revenues, net              24,658          8,075        32,733
Total noninterest revenues       66,283        (33,550)       32,733
Provision for credit losses       9,555         46,585 (A)    56,140
                                -------------------------------------
BALANCE SHEET MEASURES
Ending business credit card
 receivables                    442,769      2,365,176     2,807,945
Average business credit card
 receivables                    506,200      2,290,671     2,796,871
Business credit card
 receivables:
  90 days or more delinquent     13,184         76,459        89,643
  30 days or more delinquent     25,839        150,380       176,219
  Net principal charge-offs       9,555         46,585        56,140

                          Three Months Ended
                             June 30, 2002
 ---------------------------------------------------------------------
                                Advanta                      Advanta
                                Business                    Business
                                 Cards     Securitization     Cards
                                 GAAP        Adjustments     Managed
                                --------   --------------   ---------
INCOME STATEMENT MEASURES
Interest income                 $23,358        $77,326      $100,684
Interest expense                  8,775          9,376        18,151
Net interest income              14,583         67,950        82,533
Securitization income            30,023        (30,023)            0
Servicing revenues                8,143         (8,143)            0
Other revenues, net              22,921          7,992        30,913
Total noninterest revenues       61,087        (30,174)       30,913
Provision for credit losses      11,100         37,776 (A)    48,876
                                -------------------------------------
BALANCE SHEET MEASURES
Ending business credit card
 receivables                    443,377      1,744,669     2,188,046
Average business credit card
 receivables                    472,010      1,638,410     2,110,420
Business credit card
 receivables:
  90 days or more delinquent     14,703         58,836        73,539
  30 days or more delinquent     28,739        115,500       144,239
  Net principal charge-offs       9,694         37,776        47,470

(A) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs.



                             ADVANTA CORP.
            RECONCILIATION OF NON-GAAP NET INCOME FROM CORE
                     OPERATIONS TO GAAP NET INCOME

    Net income from core operations is a non-GAAP financial measure used by management, and includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of the venture capital valuation adjustments, net of tax. Management believes the analysis of net income from core operations provides useful supplemental information needed to make meaningful comparisons of our current results to prior and future periods. Venture capital valuation adjustments are excluded from results of core operations because of their volatility related to market conditions. Net income
(loss) of the Other segment and results of discontinued operations are also excluded, if applicable, since they are not indicative of what is expected from our continuing businesses on a prospective basis.



            Three Months          Three Months         Three Months
                Ended                 Ended                Ended
            June 30, 2003        March 31, 2003        June 30, 2002
          ------------------   ------------------   ------------------
                   Amount Per           Amount Per          Amount Per
                    Diluted              Diluted              Diluted
             In      Common      In       Common      In       Common
         Thousands  Share(B)  Thousands  Share(B)  Thousands  Share(B)
         ---------  --------  ---------  --------  ---------  --------
GAAP net
 income
 (loss)     $4,313     $0.18     $5,905     $0.24   $(1,486)   $(0.06)
Add back:
 Other
  segment
  net
  loss (A)   1,968      0.08          0      0.00      9,963      0.38
 Valuation
  adjustments
  from venture
  capital
  investments,
  net of tax
  at 38.5%     764      0.03        375      0.01         19      0.00
           --------  --------   --------  --------   --------  -------
Non-GAAP net
 income from
 core
 operations $7,045     $0.29     $6,280     $0.25     $8,496     $0.32
           ========  ========   ========  ========   ========  =======

(A) Other segment net loss includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments and loss on discontinuance of mortgage and leasing businesses, net of tax, if applicable.

(B) The same denominator is used for both non-GAAP net income from core operations and GAAP net income per common share calculations. Amounts per diluted common share are calculated using total diluted shares of 24,596 for the three months ended June 30, 2003, 24,396 for the three months ended March 31, 2003 and 26,790 for the three months ended June 30, 2002.


          Statistical Supplement available at www.advanta.com


    CONTACT: Advanta Corporation
             David Weinstock
             Vice President, Investor Relations
             (215) 444-5335
             dweinstock@advanta.com
              or
             David Goodman
             Director, Communications
             (215) 444-5073
             AdvantaCommunications@advanta.com